                                  EXHIBIT 23.1

                            CONSENT OF HORWITZ & BEAM




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                                 LAW OFFICES OF
                                 HORWITZ & BEAM
                                TWO VENTURE PLAZA
                                    SUITE 350
                            IRVINE, CALIFORNIA 92618
                                 (949) 453-0300
                                 (310) 842-8574
                               Fax: (949) 453-9416


Gregory B. Beam, Esq.                                        Patti L.W. McGlasson, Esq.
Lawrence W. Horwitz, Esq.                                       Bernard C. Jasper, Esq.
Lawrence M. Cron, Esq.                                        K. William Pergande, Esq.
Lynne Bolduc, Esq.                                               John Y. Igarashi, Esq.
Malea M. Farsai, Esq.                                         Christopher T. Jain, Esq.
Ralph R. Loyd, Esq.
                                                                    Mark S. Dodge, Esq.
                                                                             of Counsel

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                                September 3, 1999


                              I/OMAGIC CORPORATION


Ladies and Gentlemen:

         This office represents I/OMagic Corporation, a Nevada corporation (the
"Registrant") in connection with the Registrant's Form 10-SB under the Securities Exchange Act of 1934 (the "Form 10-SB"), which relates to the registration of the Registrant's common stock.

         We acknowledge that we are referred to under the heading "Legal
Matters" in the Form 10-SB, and we hereby consent to such use of our name in such Form 10-SB.

                                      HORWITZ & BEAM

                                      /s/ Horwitz & Beam